Exhibit 107

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

BITFARMS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be paid	Equity	Common Shares	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Debt	Debt Securities	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Warrants	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Units	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Share Purchase Contracts	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Subscription Receipts	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$375,000,000	(1)		(1)	$375,000,000	(1)	$0.0001102	$41,325
Fees Previously Paid	-	-	-	-		-		-		-	-
	Total Offering Amounts							$375,000,000			$41,325
	Total Fees Previously Paid										-
	Total Fee Offsets										$27,907.18
	Net Fee Due										$13,417.82

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Forms or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	Bitfarms Ltd.	F-10	333-258788	August 13, 2021	-	$27,907.18	(2)	Unallocated (Universal Shelf)		(2)		(2)	$255,794,511.22	-

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, units, debt securities and share purchase contracts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate offering price not to exceed $375,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Pursuant to the Securities Act, the Registrant is carrying forward to this Registration Statement $255,794,511.22 in aggregate offering amount of securities previously registered on the Registrant’s registration statement on Form F-10, filed on August 18, 2021 (Registration No. 333-258788) (the “Prior Registration Statement”). Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering an additional $119,205,488.78 in aggregate offering amount of securities of the Registrant. Accordingly, a registration fee of $13,417.82 is being paid in connection with this Registration Statement. To the extent that, after the date hereof and prior to the effectiveness of this Registration Statement, any securities are sold pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such securities from the Prior Registration Statement to be included on this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.